Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


Nuveen Minnesota Municipal Bond Fund
Nuveen Minnesota Intermediate Municipal Bond Fund
Nuveen Nebraska Municipal Bond Fund
Nuveen Oregon Intermediate Municipal Bond Fund

Each a series of Nuveen Investment Funds, Inc.

811-05309


The Registrant has added a new share class to the above-referenced series of the Registrant. A description of such class can be found in the Prospectus dated February 10, 2014, filed on Form 485BPOS on February 10, 2014, Accession
No. 0001193125-14-042264.